EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
To Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Sterling Financial Corporation (“Sterling”) on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel G. Byrne, Principal Financial Officer of Sterling, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)                                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sterling.

Dated: March 11, 2004	/s/ Daniel G. Byrne
Daniel G. Byrne
Senior Vice President – Finance, Assistant
Secretary, and Principal Financial Officer

This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Sterling for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Sterling and will be retained by Sterling and furnished to the Securities and Exchange Commission or its staff upon request.